Exhibit 10.13

UNITED STATES DISTRICT COURT FOR THE
EASTERN DISTRICT OF PENNSYLVANIA

DARIUS INTERNATIONAL, INC.	:	CIVIL ACTION
:
and	:
	:	NO. 05-cv-6184
INNERLIGHT INC, f/k/a	:
DARIUS MARKETING, INC.,	:
:
Plaintiffs,	:
vs.	:
:
ROBERT O. YOUNG	:
and	:
SHELLEY R. YOUNG,	:
Defendants	:

POST-JUDGMENT
SETTLEMENT AGREEMENT

The parties in the above-captioned litigation wish to settle their Post-Judgment claims and disputes, in the manner hereinafter set forth.

In consideration of the mutual promises set forth herein, and intending to be legally bound, the parties agree as follows:

1.	By entering into this Agreement, it is the intention of the parties to compromise and settle all Post-Judgment outstanding issues in this case.

2.
The parties agree that the sum of $283, 531.69 is being held by Plaintiffs on account of commissions accrued under the parties’ Asset Purchase Agreement and Consulting/Non-Compete Agreements, since May, 2008.  Plaintiffs agree to pay one-half of this amount, or $141,765.75, to Defendants upon performance of the conditions to be set forth in paragraphs 3 and 4 hereof.  The remaining one-half shall be paid to Plaintiffs immediately upon execution of this Agreement.  The amount being paid to Defendants and the amount paid to Plaintiffs are agreed to be in full settlement and satisfaction of (1) all of Plaintiffs’ claims for attorney’s fees under the Court’s order in this case dated April 23, 2008, and (2) all claims and litigation that have arisen between the parties subsequent to such order.

3.	All motions filed by the parties in this case and currently pending before the Court shall be withdrawn and discounted, with prejudice, namely:
·	Plaintiffs’ motion for attorneys’ fees;

·	Plaintiffs’ motion to dismiss Defendants’ motion for preliminary injunction for lack of jurisdiction.
·	Plaintiffs’ motion to dismiss Defendants’ post-trial relief with regard to the Court’s order dated April 23, 2008; and
·	Defendants’ motion for preliminary injunction.

4.
Defendants shall withdraw and discontinue their appeal of the Courts’ injunction order dated April 20, 2006, and shall not file any appeal with regard to the Order dated April 23, 2008.  Plaintiffs shall not appeal.

5.
Defendants shall not make any request for any audit or accounting with regard to any commissions under the Consulting Agreement for months prior to November, 2008, and shall withdraw and pending audit requests.

6.
Defendants shall permanently remove from their website, phmiraceliving.com, or any other websites under their control, (1) all press releases discussing the Court’s order of April 23, 2008 and the litigation between the parties, (2) all references to Innerlight, or any litigation with Innerlight, in the “legal defense fund” portion of the website, and (3) any alleged disparaging or critical information about Plaintiffs or any of their products, and shall not place any similar information on any such website in the future.  Each party agrees to issue a press release, in a form and content approved in advance by the other party, stating that the parties plan to work together to promote such Innerlight’s products as conform to Defendants’ science and standards.

7.
Defendants shall be entitled to sell one “greens” product (known as Doc Broc Power Plants) besides Innerlight’s products.  Once the parties have successfully worked out Plaintiff’s costs and pricing for this product, Plaintiffs will include this product in Plaintiff’s product line, together with such non-greens products presently being sold by Defendants as the parties may jointly agree.  Defendants will replace their powdered “phruits and pholiage” product with Innerlight’s Supergreens product on their website, and will promote and sell such Innerlight products on their website, as meet Defendant’s science and standards.

8.
Plaintiffs will pay commissions to Defendants under the parties’ Consulting Agreement, commencing with the payment for October due on or about November 15, 2008, and shall pay all future commissions monthly, and in a timely manner as they accrue, so long as Defendants are not in default under their Consulting and Non-Competition Agreement with Plaintiffs.

9.
The existing agreements between the parties, including but not limited to, the Non-Competition Agreement and the Consulting Agreement, shall not be amended or modified by this agreement and shall remain in full force and effect, except as modified by the Court’s Order and Opinion of April 23, 2008.

10.	All provisions of the Court’s order dated April 23, 2008 shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the dates set forth opposite their names.

DARIUS INTERNAITONAL, INC.

DATE:	11/07/09	By:	/s/ Kevin Brogan

INNERLIGHT INC.

DATE:	11/07/09	By:	/s/ Kevin Brogan

DATE:	11/06/09	By:	s/ Robert O. Young
Robert O. Young

DATE:	11/06/09	By:	/s/ Shelley R. Young
Shelley R. Young